Exhibit 4
AGREEMENT AND PLAN OF REORGANIZATION

AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") dated as of November 15, 2011, by and between Panorama Series Fund, Inc., a Maryland corporation, on behalf of its series Panorama Growth Portfolio ("Panorama Growth"), and Oppenheimer Variable Account Funds, a Massachusetts business trust, on behalf of its series Oppenheimer Main Street Fund/VA ("Main Street/VA"). References to actions, representations, or obligations of Panorama Growth should be understood to be performed or incurred by Panorama Series Fund, Inc., and actions, representations or obligations of Main Street/VA should be understood to be performed or incurred by Oppenheimer Variable Account Funds, as the context requires, subject, however, to the provisions of this Agreement.

W I T N E S S E T H:

WHEREAS, Panorama Growth and Oppenheimer Main Street/VA are each an open-end investment company of the management type; and

WHEREAS, the parties hereto desire to provide for the reorganization pursuant to Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), of Panorama Growth through the acquisition by Main Street/VA of substantially all of the assets of Panorama Growth in exchange for Non-Service shares of beneficial interest ("shares") of Main Street/VA and the assumption by Main Street/VA of certain liabilities of Panorama Growth, which shares of Main Street/VA are to be distributed by Panorama Growth pro rata to its shareholders in complete liquidation of Panorama Growth and complete cancellation of its shares;

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

1.      The parties hereby adopt this Agreement and Plan of Reorganization (the "Agreement") pursuant to Section 368(a)(1) of the Code as follows: The reorganization will be comprised of the acquisition by Main Street/VA of substantially all of the assets of Panorama Growth in exchange for shares of Main Street/VA and the assumption by Main Street/VA of certain liabilities of Panorama Growth, followed by the distribution of such shares of Main Street/VA to the shareholders of Panorama Growth in exchange for shares of Panorama Growth, all upon and subject to the terms of the Agreement hereinafter set forth.

Redemption requests received by Panorama Growth after that date shall be treated as requests for the redemption of the shares of Main Street/VA to be distributed to the shareholder in question as provided in Section 5 hereof.

2.      On the Closing Date (as hereinafter defined), all of the assets of Panorama Growth on that date, excluding a cash reserve (the "cash reserve") to be retained by Panorama Growth sufficient in its discretion for the payment of the expenses of Panorama Growth's dissolution and its liabilities, but not in excess of the amount contemplated by Section 10E, shall be delivered as provided in Section 8 to Main Street/VA, in exchange for and against delivery to Panorama Growth on the Closing Date of a number of shares of Main Street/VA, having an aggregate net asset value equal to the value of the assets of Panorama Growth so transferred and delivered.

3.      The net asset value of shares of Main Street/VA and the value of the assets of Panorama Growth to be transferred shall in each case be determined as of the close of business of The New York Stock Exchange on the Valuation Date. The computation of the net asset value of the shares of Main Street/VA and the shares of Panorama Growth shall be done in the manner used by Main Street/VA and Panorama Growth, respectively, in the computation of such net asset value per share as set forth in their respective prospectuses. The methods used by Main Street/VA in such computation shall be applied to the valuation of the assets of Panorama Growth to be transferred to Main Street/VA.

Panorama Growth will, if required, declare and pay, immediately prior to the Valuation Date, a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to Panorama Growth's shareholders all of Panorama Growth's investment company taxable income for taxable years ending on or prior to the Closing Date (computed without regard to any dividends paid) and all of its net capital gain, if any, realized in taxable years ending on or prior to the Closing Date (after reduction for any capital loss carry-forward).

4.      The closing (the "Closing") shall be at the offices of OppenheimerFunds, Inc. (the "Agent"), 6803 S. Tucson Way, Centennial, CO 80112, on such time or such other place as the parties may designate or as provided below (the "Closing Date"). The business day preceding the Closing Date is herein referred to as the "Valuation Date."

In the event that on the Valuation Date either party has, pursuant to the Investment Company Act of 1940, as amended (the "Act"), or any rule, regulation or order thereunder, suspended the redemption of its shares or postponed payment therefor, the Closing Date shall be postponed until the first business day after the date when both parties have ceased such suspension or postponement; provided, however, that if such suspension shall continue for a period of 60 days beyond the Valuation Date, then the other party to the Agreement shall be permitted to terminate the Agreement without liability to either party for such termination.

5.      In conjunction with the Closing, Panorama Growth shall distribute on a pro rata basis to the shareholders of Panorama Growth as of the Valuation Date shares of Main Street/VA received by Panorama Growth on the Closing Date in exchange for the assets of Panorama Growth in complete liquidation of Panorama Growth; for the purpose of the distribution by Panorama Growth of shares of Main Street/VA to Panorama Growth's shareholders, Main Street/VA will promptly cause its transfer agent to: (a) credit an appropriate number of shares of Main Street/VA on the books of Main Street/VA to each shareholder of Panorama Growth in accordance with a list (the "Shareholder List") of Panorama Growth shareholders received from Panorama Growth; and (b) confirm an appropriate number of shares of Main Street/VA to each shareholder of Panorama Growth; certificates, if any, for shares of Main Street/VA will be issued upon written request of a former shareholder of Panorama Growth but only for whole shares, with fractional shares credited to the name of the shareholder on the books of Main Street/VA and only after any share certificates, if any, for Panorama Growth are returned to the transfer agent.

The Shareholder List shall indicate, as of the close of business on the Valuation Date, the name and address of each shareholder of Panorama Growth, indicating his or her share balance. Panorama Growth agrees to supply the Shareholder List to Main Street/VA not later than the Closing Date. Any shareholders of Panorama Growth holding certificates representing their shares shall not be required to surrender their certificates to anyone in connection with the reorganization. After the Closing Date, however, it will be necessary for such shareholders to surrender their certificates in order to redeem, transfer or pledge the shares of Main Street/VA which they received.

6.      After the Closing Date, Panorama Growth shall pay or make provision for payment of all of its liabilities and taxes, and transfer any remaining amount of the cash reserve to Main Street/VA.

7.      Prior to the Closing Date, there shall be coordination between the parties as to their respective portfolios so that, after the Closing, Main Street/VA will be in compliance with all of its investment policies and restrictions. At the Closing, Panorama Growth shall deliver to Main Street/VA two copies of a list setting forth the securities then owned by Panorama Growth. Promptly after the Closing, Panorama Growth shall provide Main Street/VA a list setting forth the respective federal income tax bases thereof.

8.      Portfolio securities or written evidence acceptable to Main Street/VA of record ownership thereof by The Depository Trust Company or through the Federal Reserve Book Entry System or any other depository approved by Panorama Growth pursuant to Rule 17f-4 and Rule 17f-5 under the Act shall be endorsed and delivered, or transferred by appropriate transfer or assignment documents, by Panorama Growth on the Closing Date to Main Street/VA, or at its direction, to its custodian bank, in proper form for transfer in such condition as to constitute good delivery thereof in accordance with the custom of brokers and shall be accompanied by all necessary state transfer stamps, if any. The cash delivered shall be in the form of certified or bank cashiers' checks or by bank wire or intra-bank transfer payable to the order of Main Street/VA for the account of Main Street/VA. shares of Main Street/VA representing the number of shares of Main Street/VA being delivered against the assets of Panorama Growth, registered in the name of Panorama Growth, shall be transferred to Panorama Growth on the Closing Date. Such shares shall thereupon be assigned by Panorama Growth to its shareholders so that the shares of Main Street/VA may be distributed as provided in Section 5.

If, at the Closing Date, Panorama Growth is unable to make delivery under this Section 8 to Main Street/VA of any of its portfolio securities or cash for the reason that any of such securities purchased by Panorama Growth, or the cash proceeds of a sale of portfolio securities, prior to the Closing Date have not yet been delivered to it or Panorama Growth's custodian, then the delivery requirements of this Section 8 with respect to said undelivered securities or cash will be waived and Panorama Growth will deliver to Main Street/VA by or on the Closing Date with respect to said undelivered securities or cash executed copies of an agreement or agreements of assignment in a form reasonably satisfactory to Main Street/VA, together with such other documents, including a due bill or due bills and brokers' confirmation slips as may reasonably be required by Main Street/VA.

9.      Main Street/VA shall not assume the liabilities (except for portfolio securities purchased which have not settled and for shareholder redemption and dividend checks outstanding) of Panorama Growth, but Panorama Growth will, nevertheless, use its best efforts to discharge all known liabilities, so far as may be possible, prior to the Closing Date. The cost of printing and mailing the proxies and proxy statements will be borne by Panorama Growth. Panorama Growth and Main Street/VA will bear the cost of their respective opinions to be provided under this Agreement. Any documents such as existing prospectuses or annual reports that are included in that mailing will be a cost of the Fund issuing the document. Any other out-of-pocket expenses of Main Street/VA and Panorama Growth associated with this reorganization, including legal, accounting and transfer agent expenses, will be borne by Panorama Growth and Main Street/VA, respectively, in the amounts so incurred by each. Agent, the Funds' investment manager, may bear any of the costs discussed in this Section 9, pursuant to separate arrangements with one or both Funds.

10.                 The obligations of Main Street/VA hereunder shall be subject to the following conditions:

A.       The Board of Directors of Panorama Growth shall have authorized the execution of the Agreement, and the shareholders of Panorama Growth shall have approved the Agreement and the transactions contemplated hereby, and Panorama Growth shall have furnished to Main Street/VA copies of resolutions or minutes to that effect certified by the Secretary or the Assistant Secretary of Panorama Growth; such shareholder approval shall have been by vote of a majority of the outstanding voting securities of Panorama Growth, as defined in Section 2(a)(42) of the Act, and as required by Panorama Growth's charter documents at a meeting for which proxies have been solicited by the Proxy Statement and Prospectus (as hereinafter defined).

B.       Main Street/VA shall have received an opinion dated as of the Closing Date from counsel to Panorama Growth, to the effect that (i) Panorama Growth is a series of Panorama Series Fund, Inc.; (ii) Panorama Series Fund, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland with full corporate powers to carry on its business as then being conducted and to enter into and perform the Agreement; and (iii) that all action necessary to make the Agreement, according to its terms, valid, binding and enforceable on Panorama Growth and to authorize effectively the transactions contemplated by the Agreement have been taken by Panorama Growth. Maryland counsel may be relied upon for this opinion.

C.       The representations and warranties of Panorama Growth contained herein shall be true and correct at and as of the Closing Date, and Main Street/VA shall have been furnished with a certificate of the President, or a Vice President, or the Secretary or the Assistant Secretary or the Treasurer or the Assistant Treasurer of Panorama Growth, dated as of the Closing Date, to that effect.

D.       On the Closing Date, Panorama Growth shall have furnished to Main Street/VA a certificate of the Treasurer or Assistant Treasurer of Panorama Growth as to the amount of the capital loss carry-over and net unrealized appreciation or depreciation, if any, with respect to Panorama Growth as of the Closing Date.

E.       The cash reserve shall not exceed 10% of the value of the net assets, nor 30% in value of the gross assets, of Panorama Growth at the close of business on the Valuation Date.

F.       A Registration Statement on Form N-14 filed by Main Street/VA under the Securities Act of 1933, as amended (the "1933 Act"), containing a preliminary form of the Proxy Statement and Prospectus, shall have become effective under the 1933 Act.

G.       On the Closing Date, Main Street/VA shall have received a letter from a senior legal officer or other senior executive officer of OppenheimerFunds, Inc. acceptable to Main Street/VA, stating that nothing has come to his or her attention which in his or her judgment would indicate that as of the Closing Date there were any material, actual or contingent liabilities of Panorama Growth arising out of litigation brought against Panorama Growth or claims asserted against it, or pending or to the best of his or her knowledge threatened claims or litigation not reflected in or apparent from the most recent audited financial statements and footnotes thereto of Panorama Growth delivered to Main Street/VA. Such letter may also include such additional statements relating to the scope of the review conducted by such person and his or her responsibilities and liabilities as are not unreasonable under the circumstances.

H.       Main Street/VA shall have received an opinion, dated as of the Closing Date, of K & L Gates, LLP, to the same effect as the opinion contemplated by Section 11.E. of the Agreement.

I.       Main Street/VA shall have received at the Closing all of the assets of Panorama Growth to be conveyed hereunder, which assets shall be free and clear of all liens, encumbrances, security interests, restrictions and limitations whatsoever.

11.                 The obligations of Panorama Growth hereunder shall be subject to the following conditions:

A.       The Board of Trustees of Main Street/VA shall have authorized the execution of the Agreement, and the transactions contemplated thereby, and Main Street/VA shall have furnished to Panorama Growth copies of resolutions to that effect certified by the Secretary or the Assistant Secretary of Main Street/VA.

B.       Panorama Growth's shareholders shall have approved the Agreement and the transactions contemplated hereby as provided in Section 10.A of this Agreement, and Panorama Growth shall have furnished Main Street/VA copies of resolutions to that effect certified by the Secretary or an Assistant Secretary of Panorama Growth.

C.       Panorama Growth shall have received an opinion dated as of the Closing Date from counsel to Main Street/VA, to the effect that (i) Main Street/VA is a series of Oppenheimer Variable Account Funds; (ii) Oppenheimer Variable Account Funds is a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts with full powers to carry on its business as then being conducted and to enter into and perform the Agreement; (iii) all actions necessary to make the Agreement, according to its terms, valid, binding and enforceable upon Main Street/VA and to authorize effectively the transactions contemplated by the Agreement have been taken by Main Street/VA; and (iv) the shares to be issued hereunder are duly authorized and when issued will be validly issued, fully-paid and non-assessable, except as set forth under "Shareholder and Trustee Liability" in Main Street/VA's Statement of Additional Information. Massachusetts counsel may be relied upon for this opinion.

D.       The representations and warranties of Main Street/VA contained herein shall be true and correct at and as of the Closing Date, and Panorama Growth shall have been furnished with a certificate of the President, a Vice President or the Secretary or the Assistant Secretary or the Treasurer or the Assistant Treasurer of the Trust to that effect dated as of the Closing Date.

E.       Panorama Growth shall have received an opinion of K & L Gates LLP to the effect that the federal tax consequences of the transaction, if carried out in the manner outlined in the Agreement and in accordance with (i) Panorama Growth's representation that there is no plan or intention by any Panorama Growth shareholder who owns 5% or more of Panorama Growth's outstanding shares, and, to Panorama Growth's best knowledge, there is no plan or intention on the part of the remaining Panorama Growth shareholders, to redeem, sell, exchange or otherwise dispose of a number of Main Street/VA shares received in the transaction that would reduce Panorama Growth shareholders' ownership of Main Street/VA shares to a number of shares having a value, as of the Closing Date, of less than 50% of the value of all of the formerly outstanding Panorama Growth shares as of the same date, and (ii) the representation by each of Panorama Growth and Main Street/VA that, as of the Closing Date, Panorama Growth and Main Street/VA will each qualify as regulated investment companies or will meet the diversification test of Section 368(a)(2)(F)(ii) of the Code, will be as follows:

a.	The transactions contemplated by the Agreement will qualify as a tax-free "reorganization" within the meaning of Section 368(a)(1) of the Code, and under the regulations promulgated thereunder.

b.	Panorama Growth and Main Street/VA will each qualify as a "party to a reorganization" within the meaning of Section 368(b)(2) of the Code.

c.
No gain or loss will be recognized by the shareholders of Panorama Growth upon the distribution of shares of beneficial interest in Main Street/VA to the shareholders of Panorama Growth pursuant to Section 354 of the Code.

d.	Under Section 361(a) of the Code no gain or loss will be recognized by Panorama Growth by reason of the transfer of substantially all its assets in exchange for shares of Main Street/VA.

e.
Under Section 1032 of the Code no gain or loss will be recognized by Main Street/VA by reason of the transfer of substantially all of Panorama Growth's assets in exchange for shares of Main Street/VA and Main Street/VA's assumption of certain liabilities of Panorama Growth.

f.
The shareholders of Panorama Growth will have the same tax basis and holding period for the shares of beneficial interest in Main Street/VA that they receive as they had for Panorama Growth shares that they previously held, pursuant to Section 358(a) and 1223(1), respectively, of the Code.

g.
The securities transferred by Panorama Growth to Main Street/VA will have the same tax basis and holding period in the hands of Main Street/VA as they had for Panorama Growth, pursuant to Section 362(b) and 1223(1), respectively, of the Code.

F.       The cash reserve shall not exceed 10% of the value of the net assets, nor 30% in value of the gross assets, of Panorama Growth at the close of business on the Valuation Date.

G.       A Registration Statement on Form N-14 filed by Main Street/VA under the 1933 Act, containing a preliminary form of the Proxy Statement and Prospectus, shall have become effective under the 1933 Act.

H.       On the Closing Date, Panorama Growth shall have received a letter from a senior legal officer or other senior executive officer of OppenheimerFunds, Inc. acceptable to Panorama Growth, stating that nothing has come to his or her attention which in his or her judgment would indicate that as of the Closing Date there were any material, actual or contingent liabilities of Main Street/VA arising out of litigation brought against Main Street/VA or claims asserted against it, or pending or, to the best of his or her knowledge, threatened claims or litigation not reflected in or apparent by the most recent audited financial statements and footnotes thereto of Main Street/VA delivered to Panorama Growth. Such letter may also include such additional statements relating to the scope of the review conducted by such person and his or her responsibilities and liabilities as are not unreasonable under the circumstances.

I.       Panorama Growth shall acknowledge receipt of the shares of Main Street/VA.

12.                 Panorama Growth hereby represents and warrants that:

A.       The audited financial statements of Panorama Growth as of December 31, 2010, and unaudited financial statements as of June 30, 2011, heretofore furnished to Main Street/VA, present fairly the financial position, results of operations, and changes in net assets of Panorama Growth as of that date, in conformity with generally accepted accounting principles applied on a basis consistent with the preceding year; and that from June 30, 2011, through the date hereof there have not been, and through the Closing Date there will not be, any material adverse change in the business or financial condition of Panorama Growth, it being agreed that a decrease in the size of Panorama Growth due to a diminution in the value of its portfolio and/or redemption of its shares shall not be considered a material adverse change;

B.       Contingent upon approval of the Agreement and the transactions contemplated thereby by Panorama Growth's shareholders, Panorama Growth has authority to transfer all of the assets of Panorama Growth to be conveyed hereunder free and clear of all liens, encumbrances, security interests, restrictions and limitations whatsoever;

C.       The Prospectus, as amended and supplemented, contained in Panorama Series Fund, Inc.'s Registration Statement under the 1933 Act, as amended, is true, correct and complete, conforms to the requirements of the 1933 Act and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Registration Statement, as amended, was, as of the date of the filing of the last Post-Effective Amendment, true, correct and complete, conformed to the requirements of the 1933 Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

D.       There is no material contingent liability of Panorama Growth and no material claim and no material legal, administrative or other proceedings pending or, to the knowledge of Panorama Growth, threatened against Panorama Growth, not reflected in such Prospectus;

E.       Except for the Agreement, there are no material contracts outstanding to which Panorama Growth is a party other than those ordinary in the conduct of its business;

F.       Panorama Growth is a series of Panorama Series Fund, Inc., which is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, has all necessary and material Federal and state authorizations to own all of its assets and to carry on its business as now being conducted, and is duly registered under the Act and such registration has not been rescinded or revoked and is in full force and effect;

G.       All Federal and other tax returns and reports of Panorama Growth required by law to be filed have been filed, and all federal and other taxes shown due on said returns and reports have been paid or provision shall have been made for the payment thereof and to the best of the knowledge of Panorama Growth no such return is currently under audit and no assessment has been asserted with respect to such returns and to the extent such tax returns with respect to the taxable year of Panorama Growth ended December 31, 2011, or with respect to the taxable year from January 1, 2012, through the Closing Date, have not been filed, such returns will be filed when required and the amount of tax shown as due thereon shall be paid when due; and

H.       Panorama Growth has elected to be treated as a regulated investment company and, for each fiscal year of its operations, Panorama Growth has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company and Panorama Growth intends to meet such requirements with respect to its current taxable year. Panorama Growth currently is, at all times since its inception has been, and will continue to be up until and at the Closing Date, in compliance with Section 817(h)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), and Treas. Reg. Section 1.817-5, as if those provisions applied directly to the Panorama Growth, relating to the diversification requirements for variable annuity, endowment and life insurance contracts. Panorama Growth's shares are (and since its inception have been) held only by (a) insurance company "segregated asset accounts" within the meaning of Treas. Reg. Section 1.817-5(e) and (b) other purchasers of the kind specified in Treas. Reg. Section 1.817-5(f)(3) as from time to time in effect.

13.                 Main Street/VA hereby represents and warrants that:

A.       The audited financial statements of Panorama Growth as of December 31, 2010, and unaudited financial statements as of June 30, 2011, heretofore furnished to Panorama Growth, present fairly the financial position, results of operations, and changes in net assets of Main Street/VA, as of that date, in conformity with generally accepted accounting principles applied on a basis consistent with the preceding year; and that from June 30, 2011, through the date hereof there have not been, and through the Closing Date there will not be, any material adverse changes in the business or financial condition of Main Street/VA, it being understood that a decrease in the size of Main Street/VA due to a diminution in the value of its portfolio and/or redemption of its shares shall not be considered a material or adverse change;

B.       The Prospectus, as amended and supplemented, contained in Main Street/VA's Registration Statement under the 1933 Act, is true, correct and complete, conforms to the requirements of the 1933 Act and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Registration Statement, as amended, was, as of the date of the filing of the last Post-Effective Amendment, true, correct and complete, conformed to the requirements of the 1933 Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

C.       Except for this Agreement, there is no material contingent liability of Main Street/VA and no material claim and no material legal, administrative or other proceedings pending or, to the knowledge of Main Street/VA, threatened against Main Street/VA, not reflected in such Prospectus;

D.       There are no material contracts outstanding to which Main Street/VA is a party other than those ordinary in the conduct of its business;

E.       Main Street/VA is a series of Oppenheimer Variable Account Funds, which is a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, has all necessary and material Federal and state authorizations to own all its properties and assets and to carry on its business as now being conducted, and is duly registered under the Act and such registration has not been revoked or rescinded and is in full force and effect; and the shares of Main Street/VA issued to Panorama Growth pursuant to the Agreement will be duly authorized, validly issued, fully-paid and non-assessable, except as set forth under "Shareholder & Trustee Liability" in Main Street/VA's Statement of Additional Information, will conform to the description thereof contained in Oppenheimer Variable Account Funds' Registration Statement, and will be duly registered under the 1933 Act and in the states where registration is required;

F.       All federal and other tax returns and reports of Main Street/VA required by law to be filed have been filed, and all federal and other taxes shown due on said returns and reports have been paid or provision shall have been made for the payment thereof and to the best of the knowledge of Main Street/VA, no such return is currently under audit and no assessment has been asserted with respect to such returns and to the extent such tax returns with respect to the taxable year of Main Street/VA ended December 31, 2011, or with respect to the taxable year from January 1, 2012, through the Closing Date, have not been filed, such returns will be filed when required and the amount of tax shown as due thereon shall be paid when due;

G.       Main Street/VA has elected to be treated as a regulated investment company and, for each fiscal year of its operations, Main Street/VA has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company and Main Street/VA intends to meet such requirements with respect to its current taxable year. Main Street/VA currently is, at all times since its inception has been, and will continue to be up until and at the Closing Date, in compliance with Section 817(h)(1) of the Internal Revenue Code of 1986, as amended, and Treas. Reg. Section 1.817-5, as if those provisions applied directly to the Main Street/VA, relating to the diversification requirements for variable annuity, endowment and life insurance contracts. Main Street/VA's shares are (and since its inception have been) held only by (a) insurance company "segregated asset accounts" within the meaning of Treas. Reg. Section 1.817-5(e) and (b) other purchasers of the kind specified in Treas. Reg. Section 1.817-5(f)(3) as from time to time in effect;

H.       Main Street/VA has no plan or intention (i) to dispose of any of the assets transferred by Panorama Growth, other than in the ordinary course of business, or (ii) to redeem or reacquire any of the shares issued by it in the reorganization other than pursuant to valid requests of shareholders; and

I.       After consummation of the transactions contemplated by the Agreement, Main Street/VA intends to operate its business in a substantially unchanged manner.

14.                 Each party hereby represents to the other that no broker or finder has been employed by it with respect to the Agreement or the transactions contemplated hereby. Each party also represents and warrants to the other that the information concerning it in the Proxy Statement and Prospectus will not as of its date contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements concerning it therein not misleading and that the financial statements concerning it will present the information shown fairly in accordance with generally accepted accounting principles applied on a basis consistent with the preceding year. Each party also represents and warrants to the other that the Agreement is valid, binding and enforceable in accordance with its terms and that the execution, delivery and performance of the Agreement will not result in any violation of, or be in conflict with, any provision of any charter, by-laws, contract, agreement, judgment, decree or order to which it is subject or to which it is a party. Main Street/VA hereby represents to and covenants with Panorama Growth that, if the reorganization becomes effective, Main Street/VA will treat each shareholder of Panorama Growth who received any of Main Street/VA's shares as a result of the reorganization as having made the minimum initial purchase of shares of Main Street/VA received by such shareholder for the purpose of making additional investments in shares of Main Street/VA, regardless of the value of the shares of Main Street/VA received.

15.                 Main Street/VA agrees that it will prepare and file a Registration Statement on Form N-14 under the 1933 Act which shall contain a preliminary form of proxy statement and prospectus contemplated by Rule 145 under the 1933 Act. The final form of such proxy statement and prospectus is referred to in the Agreement as the "Proxy Statement and Prospectus." Each party agrees that it will use its best efforts to have such Registration Statement declared effective and to supply such information concerning itself for inclusion in the Proxy Statement and Prospectus as may be necessary or desirable in this connection. Panorama Growth covenants and agrees to liquidate and dissolve under the laws of the State of Maryland, following the Closing, and, upon Closing, to cause the cancellation of its outstanding shares.

16.                  The obligations of the parties shall be subject to the right of either party to abandon and terminate the Agreement for any reason and there shall be no liability for damages or other recourse available to a party not so terminating this Agreement; provided, however, that in the event that a party shall terminate this Agreement without reasonable cause, the party so terminating shall, upon demand, reimburse the party not so terminating for all expenses, including reasonable out-of-pocket expenses and fees incurred in connection with this Agreement.

17.                 The Agreement may be executed in several counterparts, each of which shall be deemed an original, but all taken together shall constitute one Agreement. The rights and obligations of each party pursuant to the Agreement shall not be assignable.

18.                 All prior or contemporaneous agreements and representations are merged into the Agreement, which constitutes the entire contract between the parties hereto. No amendment or modification hereof shall be of any force and effect unless in writing and signed by the parties and no party shall be deemed to have waived any provision herein for its benefit unless it executes a written acknowledgment of such waiver.

19.                 Main Street/VA understands that the obligations of Panorama Growth under the Agreement are not binding upon any other series of Panorama Series Fund, Inc., or any director or shareholder of Panorama Growth or any other series of Panorama Series Fund, Inc. personally, but bind only Panorama Growth and Panorama Growth's property. Main Street/VA represents that it has notice of the provisions of the Articles of Incorporation of Panorama Series Fund, Inc. disclaiming shareholder and director liability for acts or obligations of Panorama Growth.

20.                 Panorama Growth understands that the obligations of Main Street/VA under the Agreement are not binding upon any other series of Oppenheimer Variable Account Funds, or any trustee or shareholder of Main Street/VA or any other series of Oppenheimer Variable Account Funds personally, but bind only Main Street/VA and Main Street/VA's property. Panorama Growth represents that it has notice of the provisions of the Declaration of Trust of Main Street/VA disclaiming shareholder and trustee liability for acts or obligations of Main Street/VA.

IN WITNESS WHEREOF, each of the parties has caused the Agreement to be executed and attested by its officers thereunto duly authorized on the date first set forth above.

PANORAMA SERIES FUND, INC., on behalf of
Growth Portfolio

By:
Arthur S. Gabinet
Secretary

OPPENHEIMER VARIABLE ACCOUNT FUNDS, on behalf of Oppenheimer Main Street/VA

By:
Arthur S. Gabinet
Secretary